UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2020

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Warrant Exercise Agreement

On October 7, 2020, Applied DNA Sciences, Inc. (the “Company” or “Applied DNA”) entered into Warrant Exercise Agreements (each, a “Warrant Exercise Agreement”) with Dillon Hill Capital, LLC and its affiliate, Dillon Hill Investment Company LLC (together, the “Investors”), whereby 318,000 warrants with an exercise price of $5.25 per share (the “2019 Warrants”) of the Company’s common stock, par value $0.001 per share, (the “Common Stock”) were exercised. The 2019 Warrants were issued as part of the Company’s November 15, 2019 underwritten public offering. The terms of the 2019 Warrants are more fully described in the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 14, 2019. The gross proceeds to the Company from this partial exercise of the 2019 Warrants is $1,669,500. Approximately 661,000 2019 Warrants remain outstanding as of October 12, 2020.

In consideration of this partial exercise of the 2019 Warrants and of the consent to repayment of the Notes, as described below, the Company agreed to issue, in addition to the 318,000 shares of Common Stock issued upon exercise of the 2019 Warrants (the “Warrant Shares”), 159,000 replacement warrants (the “Replacement Warrants”) to the Investors, which is an amount equal to one-half the amount of the 2019 Warrants exercised pursuant to the Warrant Exercise Agreements. The Replacement Warrants have an exercise price of $7.54, the closing price on The Nasdaq Capital Market of the Company’s Common Stock on October 7, 2020. In addition, until January 5, 2021, if the Investors exercise additional 2019 Warrants, the Company will issue to the applicable Investor additional Replacement Warrants in an amount equal to one-half the amount of such exercised 2019 Warrants with each such Replacement Warrant having an exercise price equal to the closing price on The Nasdaq Capital Market of the Company’s Common Stock on such date that the related 2019 Warrants are exercised.

Pursuant to the form of Replacement Warrant, filed herewith as Exhibit 10.3, each Replacement Warrant will be exercisable beginning on the date of issuance thereof and ending on the five year anniversary of such date. The exercise price and number of shares of Common Stock issuable upon exercise of the Replacement Warrants will be subject to adjustment in the event of any stock dividend, split, recapitalization, reorganization or similar transaction, as described in the Replacement Warrant. Subject to limited exceptions, a holder of a Replacement Warrant will not have the right to exercise any portion of its Replacement Warrant if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided that upon 61 days’ prior notice to the Company, the holder may elect to increase or decrease the Beneficial Ownership Limitation, although in no event may the Beneficial Ownership Limitation exceed 9.99%. Each Replacement Warrant includes an adjustment provision that, subject to certain exceptions, reduces its exercise price if the Company issues Common Stock or Common Stock equivalents at a price lower than the then-current exercise price of such Replacement Warrant, subject to a minimum exercise price of 21% of such Replacement Warrant’s initial exercise price per share. Under certain limited circumstances, including that the daily volume weighted average price of the Common Stock for each of 20 consecutive trading days has exceeded three times the exercise price of such Replacement Warrant, the Company may call for cancellation of all or any portion of such Replacement Warrant for which a notice of exercise has not yet been delivered for consideration equal to $0.001 per Warrant Share.

The Replacement Warrants will not be registered nor listed on any exchange but are the subject of registration rights agreements (each, a “Registration Rights Agreement”), entered into with each Investor concurrently with the respective Warrant Exercise Agreement, pursuant to which the Company agrees to file a registration statement by January 20, 2021 with respect to the Common Stock underlying the Replacement Warrants. If at the time of exercise of the Replacement Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the applicable Investor, then such Replacement Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Investor will be entitled to receive a number of Warrant Shares as determined by the terms of the Replacement Warrant.

The private placement of the Replacement Warrants was completed in reliance upon the exemption from registration provided for by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and by Rule 506 of Regulation D promulgated under the Securities Act. Each Investor represented to the Company in its Warrant Exercise Agreement that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D.

Entry into Letter Agreement

As previously disclosed in the Company’s Current Report on Form 8-K, filed with the Commission on July 17, 2019, the Company entered into a Securities Purchase Agreement, dated July 16, 2019, (the “Purchase Agreement”) pursuant to which the Company issued to Dillon Hill Capital, LLC (the “Noteholder”) certain secured convertible notes (the “Notes”) bearing interest at a rate of 6% per annum, due and payable in full on November 28, 2021 and secured by a lien on substantially all assets of the Company, in favor of Delaware Trust Company, as Collateral Agent pursuant to security agreements dated as of October 19, 2018, as amended (the “Security Agreements”). The Notes were the only obligation secured by the Security Agreements. As stated in the foregoing description of the Warrant Exercise Agreements, the Noteholder is an Investor and is affiliated with the other Investor.

On October 9, 2020, the Company entered into a letter agreement (the “Letter Agreement”) with the Noteholder as sole holder of the Notes for the repayment in full of the Notes, in an aggregate amount of $1,665,581 (the “Payoff Amount”), representing the outstanding principal amount of the Notes plus accrued but unpaid interest through the scheduled maturity of the Notes. The Company paid the Payoff Amount to the Noteholder on October 9, 2020. Pursuant to the Letter Agreement, the Noteholder and the Collateral Agent agree that, upon the Noteholder’s receipt of the Payoff Amount, the Notes and any other related documents and instruments will automatically terminate. Moreover, all of the obligations and liabilities of the Company and its affiliates under the Notes, the Purchase Agreement, and the Security Agreements, and any other related documents and instruments, will be automatically satisfied in full, and all related liens, mortgages or other security interests will be automatically released.

General

The foregoing summaries of the Warrant Exercise Agreements, the form of Replacement Warrant, the Registration Rights Agreements, and the Letter Agreement are not complete summaries of the terms of such documents and are subject to and qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K contains statements which may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to the Company’s history of net losses, limited financial resources, potential dilution to holders of the Common Stock caused by exercise of the Replacement Warrants, limited market acceptance, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Applied DNA’s or its partners’ diagnostic or vaccine candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration (“FDA”) or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. FDA or equivalent foreign regulatory agencies, the unknown outcome of any applications or requests to U.S. FDA, equivalent foreign regulatory agencies and/or the New York State Department of Health, the unknown limited duration of any Emergency Use Authorization approval from U.S. FDA, disruptions in the supply of raw materials and supplies, and various other factors detailed from time to time in Applied DNA’s reports and filings with the Commission, including its Annual Report on Form 10-K filed on December 12, 2019, as amended on December 16, 2019 and on January 27, 2020, its subsequent quarterly reports on Form 10-Q filed on February 6, 2020, May 14, 2020 and August 6, 2020, and other reports it files with the Commission, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On October 8, 2020, the Company issued a press release announcing the partial exercise of the 2019 Warrants and the repayment of the Notes.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Warrant Exercise Agreement, dated October 7, 2020, by and between Applied DNA Sciences, Inc. and Dillon Hill Capital, LLC.
10.2	Warrant Exercise Agreement, dated October 7, 2020, by and between Applied DNA Sciences, Inc. and Dillon Hill Investment Company LLC.
10.3	Form of Common Stock Purchase Warrant
10.4	Registration Rights Agreement, dated October 7, 2020, by and between Applied DNA Sciences, Inc. and Dillon Hill Capital, LLC.
10.5	Registration Rights Agreement, dated October 7, 2020, by and between Applied DNA Sciences, Inc. and Dillon Hill Investment Company LLC.
10.6	Letter Agreement, dated October 9, 2020, by and among Applied DNA Sciences, Inc., Dillon Hill Capital, LLC, and Delaware Trust Company, as Collateral Agent.
10.7	Consent, dated October 9, 2020, from Dillon Hill Capital, LLC to Applied DNA Sciences, Inc.
99.1	Press release of Applied DNA Sciences, Inc., dated October 8, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2020	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer